UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

Lumera Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19910 North Creek Parkway, Bothell, Washington		98011
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

On February 21, 2008, we entered into a Committed Equity Financing Facility (the “CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”). (References in this Current Report on From 8-K to “the Company,” “we,” “our,” and “us” refer to Lumera Corporation.) Pursuant to the CEFF, Kingsbridge committed to purchase, subject to certain conditions, up to $25 million of the our common stock over a three year period. As part of the arrangement, we entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) and we issued a warrant (the “Warrant”) to Kingsbridge to purchase 180,000 shares of our common stock with an exercise price of $3.00 per share. The Warrant is exercisable beginning six months after the date of grant and for a period of five years after it becomes exercisable. Subject to certain conditions and limitations, from time to time under the CEFF, we may require Kingsbridge to purchase shares of our common stock at a price that is between 88% and 94% of the volume weighted average price on each trading day during an eight day, forward-looking pricing period. This allows us to raise capital as required, at the time and in the amounts we deem suitable. The maximum number of shares we may issue in any pricing period is the lesser of the number of shares with an aggregate purchase price equal to $10 million or either, at our discretion, (i) 2.0% of our market capitalization immediately prior to the commencement of the pricing period or (ii) the lessor of (A) 3.0% of our market capitalization and (B) an amount of shares determined by a formula based on the average trading volume and trading price of our shares prior to the date of the draw down notice. The minimum acceptable volume weighted average price for determining the purchase price at which our stock may be sold in any pricing period is the greater of $1.25 or 90% of the closing price for our common stock on the trading day prior to the commencement of the pricing period. The Registration Rights Agreement also requires us to file a registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of our entry into the CEFF. Under the terms of the CEFF, the maximum number of shares we may sell is 10 million shares (exclusive of the shares underlying the warrant).

We are not obligated to sell any of the $25 million of common stock available under the CEFF, and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on our operating activities.

We relied on the exemption from registration contained in Section 4(2) of the Securities Act, and Regulation D, Rule 506 thereunder, in connection with obtaining Kingsbridge’s commitment under the CEFF, and for the issuance of the warrant in consideration of such commitment.

Complete copies of the Common Stock Purchase Agreement, the Warrant executed in connection with the CEFF and the Registration Rights Agreement are filed as Exhibits 10.1, 4.1, and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

On February 22, 2008, we also issued a press release announcing our entry into the CEFF. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 20, 2008, we entered into an agreement with Asyrmatos, Inc, a privately held Boston-based company, pursuant to which we transferred our intellectual property relating to millimeter wave communication technology and other related assets to Asyrmatos, Inc., in consideration for which we received preferred stock of Asyrmatos, Inc. representing 25% of its ownership. Additionally, as further consideration for the assets we transferred to Asyrmatos, Inc., we received an option to acquire all of the outstanding stock of Asyrmatos, Inc. in 2012.

Our press release announcing the transaction is filed as Exhibit 99.2 and is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

4.1	Warrant for the purchase of shares of common stock, dated February 21, 2008, issued by the Company to Kingsbridge Capital Limited.
4.2	Registration Rights Agreement, dated February 21, 2008, by and between the Company and Kingsbridge Capital Limited.
10.1	Common Stock Purchase Agreement, dated as of February 21, 2008, by and between the Company and Kingsbridge Capital Limited.
99.1	Press Release issued by the Company on February 22, 2008
99.2	Press Release issued by the Company on February 20, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

By:	/s/ Peter J. Biere
Name:	Peter J. Biere
Title:	Chief Financial Officer and Treasurer

Date: February 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

4.1	Warrant for the purchase of shares of common stock, dated February 21, 2008, issued by the Company to Kingsbridge Capital Limited.
4.2	Registration Rights Agreement, dated February 21, 2008, by and between the Company and Kingsbridge Capital Limited.
10.1	Common Stock Purchase Agreement, dated as of February 21, 2008, by and between the Company and Kingsbridge Capital Limited.
99.1	Press Release issued by the Company on February 22, 2008
99.2	Press Release issued by the Company on February 20, 2008